Exhibit 10.5

TERMINATION AGREEMENT

This Termination Agreement (the “Agreement”), entered into effective the 31st day of March, 2021 (the “Effective Date”), is by and among IIOT-OXYS, Inc., a Nevada corporation (hereinafter the “Client”), and Antony Coufal, an individual located at 49 Edgemere Road, Quincy MA 02169 (the “Consultant”). Each of the Client and the Consultant, as a “Party,” and, together, the “Parties.”

RECITALS:

WHEREAS, on February 28, 2019, the Consultant entered into an Amendment and Restated Consulting Agreement the Client (the “Restated Agreement”) which provided for the engagement of the Consultant by the Client to provide certain consulting services, as stated in the Restated Agreement;

WHEREAS, on June 12, 2020, the Consultant entered into an Amendment to the Restated Agreement with the Client (the “Amendment”);

WHEREAS, Section 8(b) of the Restated Agreement provides for mutual termination of the Restated Agreement;

WHEREAS, pursuant to Section 8(b) of the Restated Agreement and, as of the Effective Date, each of the Parties desire to terminate the Restated Agreement and the Amendment.

NOW, THEREFORE, in consideration of the terms and conditions of this Agreement, the Parties hereto agree as follows:

1.                       Termination of the Restated Agreement and the Amendment. Pursuant to Section 8(b) of the Restated Agreement, as of the Effective Date, each of the Restated Agreement and the Amendment are hereby terminated.

2.                       Effect of Termination. As of the Effective Date, none of the Consultant, on the one hand, nor the Client (or its affiliates or its directors, officers, employees, agents or other representatives), on the other hand, shall have any liability or obligation to each other under the Restated Agreement or the Amendment, except that Section 9 of the Restated Agreement shall continue in full force and effect in accordance with the terms of the Restated Agreement for a period of two (2) years from the Effective Date and all covenants and warranties subject to Section 12(e) of the Restated Agreement shall survive according to Section 12(e).

3.                       Resignation of Mr. Coufal. As of the Effective Date, Mr. Coufal resigns from all positions held within the Client and any of its subsidiaries.

4.                       Reimbursable Expenses Owed to the Consultant. Pursuant to Section 7(c) of the Restated Agreement, as of the Effective Date, the Client owed Eleven Thousand One Hundred and Forty Four Dollars and Forty Two Cents ($11,144.42) in reimbursable expenses to the Consultant (the “Reimbursable Expenses”). Pursuant to written instructions to be received from the Consultant by the Client no later than one (1) Business Day of the date of this Agreement, the Client shall pay to the Consultant the Reimbursable Expenses in cash within five (5) Business Days of this Agreement. As defined herein, a “Business Day,” or “Business Days” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the Massachusetts are authorized or obligated by law or executive order to close.

5.                       Consulting Fees Owed to the Consultant. Pursuant to Section 7(a) of the Restated Agreement and the Amendment, as of the Effective Date, the Client owed One Hundred and Thirty Thousand Four Hundred and Fifty-One Dollars ($130,451) in accrued and unpaid consulting fees to the Consultant (the “Consulting Fees”). Pursuant to written instructions to be received from the Consultant by the Client no later than one (1) Business Day of the date of this Agreement, the Client shall pay to the Consultant the Consulting Fees in the amount of One Hundred and Twenty One Thousand Three Hundred and Sixty Four Dollars and Eighty-Three Cents ($121,364.83) in cash and Gross Wages of Nine Thousand Eighty Six Dollars and Fifty-Five Cents ($9,086.55) less payroll deductions and withholdings required by law, on account of Gross Wages and taxes, via direct deposit within five (5) Business Days of this Agreement.

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6.                       Award Shares. Pursuant to Section 7(d) of the Restated Agreement, as of the Effective Date, Eight Hundred Forty Three Thousand Two Hundred and Eighty Eight (843,288) (the “Award Shares,” together with the Reimbursable Expenses and the Consulting Fees, the “Compensation”) of Nine Hundred Thousand (900,000) shares of the Client’s Common Stock previously awarded to the Consultant shall fully vest and the Consultant shall have no more rights to the remaining Fifty Six Thousand Seven Hundred and Twelve (56,712) shares previously awarded. Pursuant to written instructions to be received from the Consultant by the Client no later than one (1) Business Day of the date of this Agreement, the Client shall issue to the Consultant the Award Shares within five (5) Business Days of this Agreement.

7.                       Full Release by the Consultant. The Consultant, for himself, and for his heirs, executors, administrators, and assigns, shall, and does, accept, receive, and take the Compensation from the Client as full and complete satisfaction of any and all monetary debts or other obligations owed to him by the Client and any of its subsidiaries and hereby forever fully releases and discharges each of the Client and any of its subsidiaries and their officers, directors, successors, assigns, attorneys, agents and affiliates from any and all claims, causes of actions, damages, liabilities or costs (including attorney’s fees and legal costs), whether known or unknown, relating in any way to the Restated Agreement, the Amendment, or any other issues or disputes that are the subject matter of or relating to the Restated Agreement or the Amendment.

8.                           Representations and Warranties of the Consultant. The Consultant represents and warrants to the Client as follows:

a.                            Restricted Securities. The Consultant understands that the Award Shares have not been registered pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or any state securities act, and thus will be restricted securities as defined in Rule 144 promulgated by the U.S. Securities and Exchange Commission (the “SEC”). Therefore, under current interpretations and applicable rules, the Consultant may have to retain such securities for a period of at least six (6) months from the Effective Date and at the expiration of such holding period his sales may be confined to brokerage transactions of limited amounts requiring certain notification filings with the SEC and such disposition may be available only if the Client is current in its filings with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other public disclosure requirements.

b.                           Section 16. The Consultant understands that after the Effective Date, he may be subjected to the requirements of Section 16 under the Exchange Act, including the “short-swing profit rule” and agrees to abide by applicable rules.

c.                            Non-distributive Intent. The Consultant acknowledges that the Award Shares are being acquired for his own account, for investment, and not with the present view towards the distribution thereof and he will not dispose of any of the shares except (i) pursuant to an effective registration statement under the Securities Act, or (ii) in any other transaction which, in the opinion of counsel acceptable to the Client, is exempt from registration under the Securities Act, or the rules and regulations of the SEC thereunder.

d.                           Evidence of Compliance with Private Offering Exemption. The Consultant represents and warrants that he, either individually or together with his purchaser representative, has such knowledge and experience in business and financial matters that he is capable of evaluating the risks of the prospective investment, and that the financial capacity of the Consultant is of such proportion that the total cost of the Consultant’s commitment in the Award Shares would not be material when compared with his total financial capacity. The Consultant has adequate means of providing for current needs and personal contingencies and has no need to sell the Award Shares in the foreseeable future.

e.                            Access to Information. The Consultant confirms that all documents, records, and books pertaining to this proposed transaction have been made available to him. In addition, the Consultant has reviewed or had access to the Client’s annual report on Form 10-K for the year ended December 31, 2019, and each filing made by the Client with the SEC since the filing of such annual report.

f.                             Opportunity to Ask Questions. The Consultant has had an opportunity to ask questions of and receive answers from duly designated representatives of the Client concerning the terms and conditions of this transaction and has been afforded an opportunity to examine such documents and other information which the Consultant or his representative, if any, has requested for the purpose of verifying the information set forth in this Agreement and for the purpose of answering any questions the Consultant may have concerning the business and affairs of the Client. In addition, the Consultant has received all requested additional information and documents.

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g.                           Limitations on Transfer of Award Shares. The Consultant acknowledges that he is aware that there are substantial restrictions on the transferability of the Award Shares. Since the Award Shares will not be registered under the Securities Act or any applicable state securities laws, the Award Shares may not be, and the Consultant agrees that they shall not be, transferred unless they are registered under the Securities Act and state securities laws, or unless such sale is exempt from such registration under the Securities Act and any other applicable state securities laws or regulations. The Consultant further acknowledges that the Consultant is under no obligation to aid in obtaining any exemption from the registration requirements. The Consultant also acknowledges that he will be responsible for compliance with all conditions on transfer imposed by any securities administrator of any state and for any expenses incurred by the Consultant for legal or accounting services in connection with reviewing such a proposed transfer and/or issuing opinions in connection therewith. The Consultant also acknowledges that an appropriate legend will be placed upon each of the certificate(s) representing the Award Shares stating that they have not been registered under the Securities Act and setting forth or referring to the restrictions on transferability and sale of the Settlement Shares.

h.                           Authorization; Enforceability. The Consultant has the requisite power and authority to enter into this Agreement. This Agreement has been duly executed by the Consultant and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Consultant enforceable against the Consultant in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

9.                           Representations and Warranties of the Client. The Client hereby represents and warrants to the Consultant as follows:

a.                            Authorization; Enforceability. The Client has the requisite corporate power and authority to enter into this Agreement. The Client has the requisite corporate power and authority to issue the Award Shares as contemplated by this Agreement. The execution and delivery of this Agreement by the Client has been duly authorized by all necessary action on the part of the Client and no further action is required by the Client in connection herewith. The issuance of the Award Shares contemplated hereby have been duly authorized by all necessary action on the part of the Client and no further action is required by the Client in connection herewith. This Agreement has been duly executed by the Client and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Client enforceable against the Client in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

b.                           Issuance of the Award Shares. The Award Shares have been duly authorized and, when issued in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all of all encumbrances and restrictions (other than those created by the Consultant), except for restrictions on transfer imposed by applicable securities laws.

10.                       Miscellaneous.

a.                            Attorneys’ Fees. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties will be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or he may be entitled.

b.                           Entire Agreement; Modification; Waiver. This Agreement constitutes the entire agreement between or among the Parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this Agreement will be binding unless executed in writing by all the Parties or the applicable parties to be bound by such amendment. No waiver of any of the provisions of this Agreement will constitute a waiver of any other provision, whether or not similar, nor will any waiver constitute a continuing waiver. No waiver will be binding unless executed in writing by the Party making the waiver.

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c.                            Survival of Covenants, Etc. All covenants, representations and warranties made herein shall survive the making of this Agreement and shall continue in full force and effect for a period of two (2) years from the dated of this Agreement, at the end of which period no claim may be made with respect to any such covenant, representation, or warranty unless such claim shall have been asserted in writing to the indemnifying party during such period.

d.                           Binding on Successors. This Agreement will be binding on, and will inure to the benefit of, the parties to it and their respective successors, and assigns.

e.                            Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Massachusetts applicable to contracts made and to be performed in such State, without reference to the choice of law principals thereof.

f.                             Forum Selection. The parties agree that the exclusive jurisdiction for any lawsuit related to or arising under this Agreement shall be in the courts located in the State of Massachusetts. The Consultant waives any objection to jurisdiction and venue which the Consultant otherwise may have to this venue for any such lawsuit.

g.                           Non-Disparagement. The Consultant shall not, at any time from the date hereof and thereafter, make statements or representations, or otherwise communicate, directly or indirectly, in writing, orally, or otherwise, or take any action which may, directly or indirectly, disparage the Client or any of its subsidiaries or affiliates or their respective officers, directors, employees, advisors, businesses or reputations. Notwithstanding the foregoing, nothing in this Agreement shall preclude the Consultant from making truthful statements that are required by applicable law, regulation or legal process.

h.                           Severability. If any provision of this Agreement is held invalid or unenforceable by any court of final jurisdiction, it is the intent of the parties that all other provisions of this Agreement be construed to remain fully valid, enforceable, and binding on the parties if the essential terms and conditions of this Agreement for each party remain valid, binding and enforceable.

i.                             Headings. The descriptive headings of the various paragraphs or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

j.                             Number and Gender. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, the feminine, or the neuter gender shall include the masculine, feminine, and neuter.

k.                           Counterparts; Facsimile Execution. This Agreement may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one instrument. Delivery of an executed counterpart of this Agreement by facsimile or email shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile or email also shall deliver a manually executed counterpart of this Agreement, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Agreement.

l.                             Full Knowledge. By their signatures, the parties acknowledge that they have carefully read and fully understand the terms and conditions of this Agreement, that each party has had the benefit of counsel, or has been advised to obtain counsel, and that each party has freely agreed to be bound by the terms and conditions of this Agreement.

SIGNATURE PAGE FOLLOWS

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SIGNATURE PAGE

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement the respective day and year set forth below.

THE CLIENT:	IIOT-OXYS, Inc.

Date: April 1, 2021	By: /s/ Clifford L. Emmons
Clifford L. Emmons, CEO

THE CONSULTANT:

Date: April 1, 2021	By: /s/ Antony Coufal
Antony Coufal, an individual

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